Exhibit 99.1

13215 Bee Cave Pkwy, Suite B-300, Austin, TX 78738 Telephone: 512-538-2300 Fax: 512-538-2333 www.shpreit.com

NEWS RELEASE

SUMMIT HOTEL PROPERTIES REPORTS SECOND QUARTER 2020 RESULTS

Austin, Texas, August 5, 2020 - - - Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”), today announced results for the second quarter ended June 30, 2020.

“The lodging industry experienced an unprecedented decline in demand during the second quarter as the spread of COVID-19 forced widespread shutdowns and eliminated the majority of non-essential travel.  We were pleased with our ability to quickly adapt and navigate through this very challenging operating environment, allowing us to keep nearly all of our hotels open and gain considerable market share during the quarter.  Occupancy and RevPAR levels improved sequentially throughout the quarter driven predominately by weekend leisure demand, particularly outside of core urban markets,” said Dan Hansen, the Company’s Chairman, President and Chief Executive Officer.  “As RevPAR trends have improved from trough levels in April, our monthly cash burn rate has been reduced by nearly 40%, and with approximately $270 million of liquidity, we have 38 months of runway at current RevPAR levels.  Despite the effects of the current pandemic, we remain bullish on the prospects of our business and believe our actions in response to the crisis position us well to take advantage of opportunities as we enter the recovery,” commented Mr. Hansen.

Second Quarter 2020 Summary

•	Net Income: Net loss attributable to common stockholders was $54.1 million, or ($0.52) per diluted share, compared with net income of $45.2 million, or $0.43 per diluted share, in the same period of 2019.

•	Pro Forma RevPAR: Pro forma revenue per available room (“RevPAR”) decreased 83.0 percent to $23.20 from the same period in 2019. Pro forma average daily rate (“ADR”) decreased 42.5 percent to $95.57 compared to the same period in 2019, and pro forma occupancy decreased 70.5 percent to 24.3 percent.

•	Same-Store RevPAR: Same-store RevPAR decreased 83.3 percent to $22.44 from the same period in 2019. Same-store ADR decreased 42.6 percent to $94.30 compared to the same period in 2019, and same-store occupancy decreased 70.9 percent to 23.8 percent.

•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA was ($10.0) million compared to $60.9 million in the same period in 2019.

•	Adjusted EBITDAre: Adjusted EBITDAre was ($12.8) million compared to $52.4 million in the same period of 2019.

•	Adjusted FFO: AFFO was ($25.9) million, or ($0.25) per diluted share, compared to $38.6 million, or $0.37 per diluted share, in the same period of 2019.

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The Company’s results for the three and six months ended June 30, 2020 and 2019 are as follows (in thousands, except per share amounts):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
	(unaudited)
Net (loss) income attributable to common stockholders	$(54,126)	$45,248	$(73,157)	$54,416
Net (loss) income per diluted share	$(0.52)	$0.43	$(0.70)	$0.52
Total revenues	$25,436	$142,930	$133,821	$281,882
EBITDAre (1)	$(14,503)	$49,409	$12,601	$94,812
Adjusted EBITDAre (1)	$(12,791)	$52,420	$13,959	$99,145
FFO (1)	$(28,273)	$35,202	$(18,475)	$65,652
Adjusted FFO (1)	$(25,922)	$38,648	$(12,653)	$70,912
FFO per diluted share and unit (1,2)	$(0.27)	$0.34	$(0.18)	$0.63
Adjusted FFO per diluted share and unit (1,2)	$(0.25)	$0.37	$(0.12)	$0.68

Pro Forma (3)
RevPAR	$23.20	$136.65	$59.59	$132.59
RevPAR change	-83.0%		-55.1%
Hotel EBITDA	$(10,009)	$60,905	$19,716	$114,713
Hotel EBITDA margin	N/A	40.0%	14.7%	39.0%

(1)	See tables later in this press release for a discussion and reconciliation of net income to non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDAre, adjusted EBITDAre, funds from operations (“FFO”), FFO per diluted share and unit, adjusted FFO (“AFFO”), and AFFO per diluted share and unit, as well as a reconciliation of operating income to hotel EBITDA. See “Non-GAAP Financial Measures” at the end of this release.

(2)	Amounts are based on 104,331,000 weighted average diluted common shares and units and 104,255,000 weighted average diluted common shares and units for the three months ended June 30, 2020, and 2019, respectively, and 104,265,000 weighted average diluted common shares and units and 104,261,000 weighted average diluted common shares and units for the six months ended June 30, 2020, and 2019, respectively. The Company includes the outstanding common units of limited partnership interests (“OP Units”) in Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company in the determination of weighted average diluted common shares and units because the OP Units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

(3)	Unless stated otherwise in this release, all pro forma information includes operating and financial results for 72 hotels owned as of June 30, 2020, as if each hotel had been owned by the Company since January 1, 2019 and remained open for the entirety of the measurement period. As a result, all pro forma information includes operating and financial results for hotels acquired since January 1, 2019, which includes periods prior to the Company’s ownership. Pro forma and non-GAAP financial measures are unaudited.

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Year-to-Date 2020 Summary

•	Net Income: Net loss attributable to common stockholders was $73.2 million, or ($0.70) per diluted share, compared with net income of $54.4 million, or $0.52 per diluted share, in the same period of 2019.

•	Pro Forma RevPAR: Pro forma revenue per available room (“RevPAR”) decreased 55.1 percent to $59.59 from the same period in 2019. Pro forma average daily rate (“ADR”) decreased 16.5 percent to $139.19 compared to the same period in 2019, and pro forma occupancy decreased 46.2 percent to 42.8 percent.

•	Same-Store RevPAR: Same-store RevPAR decreased 54.9 percent to $58.75 from the same period in 2019. Same-store ADR decreased 16.0 percent to $138.06 compared to the same period in 2019, and same-store occupancy decreased 46.3 percent to 42.6 percent.

•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA was $19.7 million, a decrease of 82.8 percent from the same period in 2019. Pro forma hotel EBITDA margin contracted to 14.7 percent from 39.0 percent in the same period of 2019.

•	Adjusted EBITDAre: Adjusted EBITDAre decreased 85.9 percent to $14.0 million from $99.1 million in the same period of 2019.

•	Adjusted FFO: AFFO was ($12.7) million, or ($0.12) per diluted share, compared to $70.9 million, or $0.68 per diluted share, in the same period of 2019.

Capital Improvements

The Company invested $4.8 million and $15.9 million in capital improvements during the three and six months ended June 30, 2020 and anticipates investing a total of approximately $25.0 million in capital improvements on a consolidated basis across its portfolio during 2020.

Capital Markets & Balance Sheet

At June 30, 2020, inclusive of its pro rata share of the Joint Venture credit facility, the Company had the following:

•	Pro rata outstanding debt of $1.1 billion with a weighted average interest rate of 3.45 percent.

•	After giving effect to interest rate derivative agreements, $547.5 million, or 50 percent, of our pro rata outstanding debt had fixed interest rates, and $550.5 million, or 50 percent, had variable interest rates.

•	Pro rata unrestricted cash and cash equivalents of $123.7 million.

•	Revolving credit facility availability of $100.0 million, plus an additional $50.0 million available to borrow subject to certain requirements.

At July 31, 2020, inclusive of its pro rata share of the Joint Venture credit facility, the Company had the following:

•	Pro rata outstanding debt of $1.1 billion with a weighted average interest rate of 3.45 percent.

•	After giving effect to interest rate derivative agreements, $547.2 million, or 50 percent, of our pro rata outstanding debt had fixed interest rates, and $550.5 million, or 50 percent had variable interest rates.

•	Pro rata unrestricted cash and cash equivalents of $116.2 million.

•	Revolving credit facility availability of $100.0 million, plus an additional $50.0 million available to borrow subject to certain requirements.

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The Company’s balance sheet continues to be well-positioned with no debt maturities until November 2022 and an average length to maturity of approximately 3.5 years.

On June 18, 2020, the joint venture, in which the Company is a 51 percent owner and general partner, completed an amendment of its existing $200 million credit facility that provides for a temporary waiver of financial covenants through the first quarter 2021, and modifies certain financial covenant measures through the second quarter 2022. The amendment also provides for additional credit availability for capital expenditures and other general joint venture purposes and has certain restrictions and limitations related to distributions, investments, and dispositions.

Dividends

On July 29, 2020, the Company declared a quarterly cash preferred dividend of $0.403125 per share on its 6.45% Series D Cumulative Redeemable Preferred Stock and $0.390625 per share on its 6.25% Series E Cumulative Redeemable Preferred Stock. The preferred dividends are payable on August 31, 2020, to holders of record as of August 17, 2020.

Second Quarter 2020 Earnings Conference Call

The Company will conduct its quarterly conference call on Thursday, August 6, 2020, at 10:00 AM ET. To participate in the conference call dial 877-930-8101 approximately ten minutes before the call begins (9:50 AM ET). The conference identification code for the call is 3577425. Additionally, a live webcast of the quarterly conference call will be available through the Company’s website, www.shpreit.com. A replay of the quarterly conference call webcast will be available until 12:00 PM ET Thursday, August 13, 2020, by dialing 855-859-2056, conference identification code 3577425. A replay will also be available in the Investor Relations section of the Company’s website until October 31, 2020.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused on owning premium-branded hotels with efficient operating models primarily in the Upscale segment of the lodging industry. As of August 5, 2020, the Company’s portfolio consisted of 72 hotels, 67 of which are wholly owned, with a total of 11,288 guestrooms located in 23 states.

For additional information, please visit the Company’s website, www.shpreit.com, and follow on Twitter at @SummitHotel_INN.

Contact:

Adam Wudel

SVP – Finance & Capital Markets

Summit Hotel Properties, Inc.

(512) 538-2325

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(1) Includes all acquisitions and dispositions completed as of August 5, 2020.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize growth from the deployment of renovation capital; projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings, redemptions or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, EBITDAre, Adjusted EBITDAre, FFO and AFFO; the Company’s outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth, AFFO, AFFO per diluted share and unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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Summit Hotel Properties, Inc.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	June 30,2020	December 31, 2019
	(unaudited)
ASSETS
Investment in hotel properties, net	$2,145,912	$2,184,232
Undeveloped land	1,500	1,500
Assets held for sale, net	425	425
Cash and cash equivalents	124,554	42,238
Restricted cash	18,658	27,595
Investment in real estate loans, net	29,173	30,936
Right-of-use assets, net	29,181	29,884
Trade receivables, net	10,507	13,281
Prepaid expenses and other	7,249	8,844
Deferred charges, net	4,479	4,709
Other assets	9,237	12,039
Total assets	$2,380,875	$2,355,683
LIABILITIES AND EQUITY
Liabilities:
Debt, net of debt issuance costs	$1,159,399	$1,016,163
Lease liabilities	19,069	19,604
Accounts payable	2,672	4,767
Accrued expenses and other	68,199	71,759
Total liabilities	1,249,339	1,112,293

Total stockholders' equity	1,065,249	1,173,778
Non-controlling interests in operating partnership	1,332	1,809
Non-controlling interests in joint venture	64,955	67,803
Total equity	1,131,536	1,243,390
Total liabilities and equity	$2,380,875	$2,355,683

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Summit Hotel Properties, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Room	$23,828	$131,656	$122,431	$259,756
Food and beverage	248	6,134	5,132	12,154
Other	1,360	5,140	6,258	9,972
Total revenues	25,436	142,930	133,821	281,882
Expenses:
Room	6,415	28,413	30,988	56,253
Food and beverage	333	4,621	4,370	9,159
Other hotel operating expenses	16,588	39,489	51,871	79,348
Property taxes, insurance and other	11,466	10,695	23,164	22,103
Management fees	644	4,458	3,716	9,604
Depreciation and amortization	27,565	23,779	54,644	49,315
Corporate general and administrative	5,315	5,920	9,983	11,910
Provision for credit losses	-	-	2,530	-
Loss on impairment of assets	-	1,685	782	1,685
Total expenses	68,326	119,060	182,048	239,377
(Loss) gain on disposal of assets, net	(32)	35,520	(35)	39,686
Operating (loss) income	(42,922)	59,390	(48,262)	82,191
Other income (expense):
Interest expense	(10,749)	(9,766)	(21,761)	(20,618)
Other income, net	876	146	2,982	1,447
Total other income (expense)	(9,873)	(9,620)	(18,779)	(19,171)
(Loss) income from continuing operations before income taxes	(52,795)	49,770	(67,041)	63,020
Income tax benefit (expense)	247	(701)	(1,721)	(1,051)
Net (loss) income	(52,548)	49,069	(68,762)	61,969
Less - Loss (income) attributable to non-controlling interests:
Operating Partnership	96	(112)	133	(135)
Joint venture	2,035	-	2,890	-
Net (loss) income attributable to Summit Hotel Properties, Inc.	(50,417)	48,957	(65,739)	61,834
Preferred dividends	(3,709)	(3,709)	(7,418)	(7,418)
Net (loss) income attributable to common stockholders	$(54,126)	$45,248	$(73,157)	$54,416
(Loss) earnings per share:
Basic and diluted	$(0.52)	$0.43	$(0.70)	$0.52
Weighted average common shares outstanding:
Basic	104,154	103,896	104,075	103,823
Diluted	104,154	103,937	104,075	103,888

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Summit Hotel Properties, Inc.
Reconciliation of Net Income to Non-GAAP Measures – Funds From Operations

(Unaudited)

(Amounts in thousands, except per share and unit amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Net (loss) income	$(52,548)	$49,069	$(68,762)	$61,969
Preferred dividends	(3,709)	(3,709)	(7,418)	(7,418)
Loss from non-controlling interests in consolidated joint venture	2,035	-	2,890	-
Net (loss) income applicable to common shares and common units	(54,222)	45,360	(73,290)	54,551
Real estate-related depreciation (1)	27,450	23,677	54,414	49,102
Loss on impairment of assets	-	1,685	782	1,685
Loss (gain) on disposal of assets, net	32	(35,520)	35	(39,686)
Provision for credit losses	-	-	2,530	-
Adjustments from non-controlling interest in consolidated joint venture	(1,533)	-	(2,946)	-
FFO applicable to common shares and common units	(28,273)	35,202	(18,475)	65,652
Amortization of lease-related intangible assets, net	21	36	43	71
Amortization of deferred financing costs	555	333	1,012	714
Amortization of franchise fees (1)	115	102	230	213
Equity-based compensation	1,966	1,964	3,441	3,316
Debt transaction costs	270	1,122	271	1,835
Non-cash interest income (2)	(749)	(512)	(1,540)	(1,019)
Non-cash lease expense, net	65	123	174	279
Casualty losses (recoveries), net	201	278	290	(149)
Increase in deferred tax asset valuation allowance	-	-	2,058	-
Adjustments from non-controlling interest in consolidated joint venture	(93)	-	(157)	-
AFFO applicable to common shares and common units	$(25,922)	$38,648	$(12,653)	$70,912
Weighted average diluted common shares / common units (3)	104,331	104,255	104,265	104,261
FFO per common share / common unit	$(0.27)	$0.34	$(0.18)	$0.63
AFFO per common share / common unit	$(0.25)	$0.37	$(0.12)	$0.68

(1)	The total of these line items represents depreciation and amortization as reported on the Company’s Condensed Consolidated Statements of Operations for the periods presented.

(2)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

(3)	The Company includes the outstanding OP units issued by Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

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Summit Hotel Properties, Inc.

Reconciliation of Net Income to Non-GAAP Measures – EBITDAre

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Net (loss) income	$(52,548)	$49,069	$(68,762)	$61,969
Depreciation and amortization	27,565	23,779	54,644	49,315
Interest expense	10,749	9,766	21,761	20,618
Interest income	(54)	(71)	(110)	(140)
Income tax (benefit) expense	(247)	701	1,721	1,051
EBITDA	(14,535)	83,244	9,254	132,813
Loss on impairment of assets	-	1,685	782	1,685
Provision for credit losses	-	-	2,530	-
Loss (gain) on disposal of assets, net	32	(35,520)	35	(39,686)
EBITDAre	(14,503)	49,409	12,601	94,812
Amortization of lease-related intangible assets, net	21	36	43	71
Equity-based compensation	1,966	1,964	3,441	3,316
Debt transaction costs	270	1,122	271	1,835
Non-cash interest income (1)	(749)	(512)	(1,540)	(1,019)
Non-cash lease expense, net	65	123	174	279
Casualty losses (recoveries), net	201	278	290	(149)
Loss from non-controlling interest in consolidated joint venture	2,035	-	2,890	-
Adjustments from non-controlling interest in consolidated joint venture	(2,097)	-	(4,211)	-
Adjusted EBITDAre	$(12,791)	$52,420	$13,959	$99,145

(1)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

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Summit Hotel Properties, Inc.

Pro Forma Hotel Operating Data

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Pro Forma Operating Data (1) (2)
Pro forma room revenue	$23,828	$140,368	$122,431	$270,880
Pro forma other hotel operations revenue	1,607	11,872	11,389	23,116
Pro forma total revenues	25,435	152,240	133,820	293,996
Pro forma total hotel operating expenses	35,444	91,335	114,104	179,283
Pro forma hotel EBITDA	$(10,009)	$60,905	$19,716	$114,713
Pro forma hotel EBITDA Margin	N/A	40.0%	14.7%	39.0%

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$25,436	$142,930	$133,821	$281,882
Total revenues - acquisitions (1)	-	12,899	-	25,242
Total revenues - dispositions (2)	(1)	(3,589)	(1)	(13,128)
Pro forma total revenues	25,435	152,240	133,820	293,996

Hotel Operating Expenses:
Total hotel operating expenses	35,446	87,676	114,109	176,467
Hotel operating expenses - acquisitions (1)	-	6,570	-	12,809
Hotel operating expenses - dispositions (2)	(2)	(2,911)	(5)	(9,993)
Pro forma hotel operating expenses	35,444	91,335	114,104	179,283

Hotel EBITDA:
Operating (loss) income	(42,922)	59,390	(48,262)	82,191
Loss (gain) on disposal of assets, net	32	(35,520)	35	(39,686)
Loss on impairment of assets	-	1,685	782	1,685
Provision for credit losses	-	-	2,530	-
Corporate general and administrative	5,315	5,920	9,983	11,910
Depreciation and amortization	27,565	23,779	54,644	49,315
Hotel EBITDA	(10,010)	55,254	19,712	105,415
Hotel EBITDA - acquisitions (1)	-	6,329	-	12,433
Hotel EBITDA - dispositions (2)	1	(678)	4	(3,135)
Pro forma hotel EBITDA	$(10,009)	$60,905	$19,716	$114,713

(1)	Unaudited pro forma information includes operating results for 72 hotels owned as of June 30, 2020, as if all such hotels had been owned by the Company since January 1, 2019. For hotels acquired by the Company after January 1, 2019 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2019, to the date the Acquired Hotels were purchased by the Company (the “Pre-acquisition Period”). The financial results for the Pre-acquisition Period were provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

(2)	For hotels sold by the Company between January 1, 2019 and June 30, 2020 (the “Disposed Hotels”), the unaudited pro forma information excludes the financial results of each of the Disposed Hotels for the period of ownership by the Company from January 1, 2019 through the date that the Disposed Hotels were sold by the Company.

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Summit Hotel Properties, Inc.

Pro Forma Hotel Operating Data

(Unaudited)

(Dollars in thousands, except operating statistics)

	2019		2020		Trailing Twelve Months Ended
	Q3	Q4	Q1	Q2	June 30, 2020
Pro Forma Operating Data (1) (2)
Pro forma room revenue	$133,358	$122,384	$98,603	$23,828	$378,173
Pro forma other hotel operations revenue	11,207	11,318	9,782	1,607	33,914
Pro forma total revenues	144,565	133,702	108,385	25,435	412,087
Pro forma total hotel operating expenses	90,275	87,333	78,660	35,444	291,712
Pro forma hotel EBITDA	$54,290	$46,369	$29,725	$(10,009)	$120,375
Pro forma hotel EBITDA Margin	37.6%	34.7%	27.4%	N/A	29.2%

Pro Forma Statistics (1) (2)
Rooms sold	838,378	788,040	630,278	249,310	2,506,006
Rooms available	1,038,496	1,038,496	1,027,208	1,027,208	4,131,408
Occupancy	80.7%	75.9%	61.4%	24.3%	60.7%
ADR	$159.07	$155.30	$156.44	$95.57	$150.91
RevPAR	$128.41	$117.85	$95.99	$23.20	$91.54

Actual Statistics
Rooms sold	793,599	790,751	630,278	249,310	2,463,938
Rooms available	990,708	1,042,076	1,027,208	1,027,208	4,087,200
Occupancy	80.1%	75.9%	61.4%	24.3%	60.3%
ADR	$155.13	$154.88	$156.44	$95.57	$149.36
RevPAR	$124.27	$117.53	$95.99	$23.20	$90.04

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	133,685	133,781	108,385	25,436	$401,287
Total revenues from acquisitions (1)	12,761	775	-	-	13,536
Total revenues from dispositions (2)	(1,881)	(854)	-	(1)	(2,736)
Pro forma total revenues	144,565	133,702	108,385	25,435	412,087

Hotel Operating Expenses:
Total hotel operating expenses	85,676	87,629	78,663	35,446	287,414
Total hotel operating expenses from acquisitions (1)	6,145	520	-	-	6,665
Total hotel operating expenses from dispositions (2)	(1,546)	(816)	(3)	(2)	(2,367)
Pro forma total hotel operating expenses	90,275	87,333	78,660	35,444	291,712

Hotel EBITDA:
Operating income (loss)	19,244	17,971	(5,340)	(42,922)	(11,047)
Loss (gain) on disposal of assets, net	31	(5,763)	3	32	(5,697)
Loss on impairment of assets	-	836	782	-	1,618
Provision for credit losses	-	-	2,530	-	2,530
Corporate general and administrative	5,532	6,180	4,668	5,315	21,695
Depreciation and amortization	23,202	26,928	27,079	27,565	104,774
Hotel EBITDA	48,009	46,152	29,722	(10,010)	113,873
Hotel EBITDA from acquisitions (1)	6,616	255	-	-	6,871
Hotel EBITDA from dispositions (2)	(335)	(38)	3	1	(369)
Pro forma hotel EBITDA	$54,290	$46,369	$29,725	$(10,009)	$120,375

(1)	Unaudited pro forma information includes operating results for 72 hotels owned as of June 30, 2020 as if all such hotels had been owned by the Company since July 1, 2019. For hotels acquired by the Company after July 1, 2019 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from July 1, 2019 to the date the Acquired Hotels were purchased by the Company (the “Pre-acquisition Period”). The financial results for the Pre-acquisition Period were provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

(2)	For hotels sold by the Company between July 1, 2019 and June 30, 2020 (the “Disposed Hotels”), the pro forma information excludes the financial results of each of the Disposed Hotels for the period of ownership by the Company from July 1, 2019 through the date that the Disposed Hotels were sold by the Company.

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Summit Hotel Properties, Inc.

Pro Forma and Same-Store Data

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Pro Forma (72) ¹
Rooms sold	249,310	844,867	879,588	1,625,099
Rooms available	1,027,208	1,027,178	2,054,416	2,043,008
Occupancy	24.3%	82.3%	42.8%	79.5%
ADR	$95.57	$166.14	$139.19	$166.69
RevPAR	$23.20	$136.65	$59.59	$132.59

Occupancy change	-70.5%		-46.2%
ADR change	-42.5%		-16.5%
RevPAR change	-83.0%		-55.1%

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Same-Store (67) ¹
Rooms sold	227,206	781,471	812,387	1,503,676
Rooms available	954,590	954,560	1,909,180	1,898,570
Occupancy	23.8%	81.9%	42.6%	79.2%
ADR	$94.30	$164.15	$138.06	$164.43
RevPAR	$22.44	$134.39	$58.75	$130.23

Occupancy change	-70.9%		-46.3%
ADR change	-42.6%		-16.0%
RevPAR change	-83.3%		-54.9%

(1)	Unaudited pro forma information includes operating results for 72 hotels owned as of June 30, 2020, as if each hotel had been owned by the Company since January 1, 2019. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

(2)	Same-store information includes operating results for 67 hotels owned by the Company as of January 1, 2019, and at all times during the three and six months ended June 30, 2020, and 2019.

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Non-GAAP Financial Measures

We disclose certain “non-GAAP financial measures,” which are measures of our historical financial performance. Non-GAAP financial measures are financial measures not prescribed by Generally Accepted Accounting Principles ("GAAP"). These measures are as follows: (i) Funds From Operations (“FFO”) and Adjusted Funds from Operations ("AFFO"), (ii) Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre"), Adjusted EBITDAre, and hotel EBITDA (as described below). We caution investors that amounts presented in accordance with our definitions of non-GAAP financial measures may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP financial measures in the same manner. Our non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Our non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that our non-GAAP financial measures can enhance the understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable measure prescribed by GAAP such as net income (loss).

Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”)

As defined by Nareit, FFO represents net income or loss (computed in accordance with GAAP), excluding preferred dividends, gains (or losses) from sales of real property, impairment losses on real estate assets, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization related to real estate assets, and adjustments for unconsolidated partnerships, and joint ventures. AFFO represents FFO excluding amortization of deferred financing costs, franchise fees, equity-based compensation expense, debt transaction costs, premiums on redemption of preferred shares, losses from net casualties, non-cash lease expense, non-cash interest income and non-cash income tax related adjustments to our deferred tax assets. Unless otherwise indicated, we present FFO and AFFO applicable to our common shares and common units. We present FFO and AFFO because we consider FFO and AFFO an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization related to real estate assets, gains and losses from real property dispositions and impairment losses on real estate assets, FFO and AFFO provide performance measures that, when compared year over year, reflect the effect to operations from trends in occupancy, guestroom rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO differs slightly from the computation of Nareit-defined FFO related to the reporting of corporate depreciation and amortization expense. Our computation of FFO may also differ from the methodology for calculating FFO used by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.  Where indicated in this release, FFO is based on our computation of FFO and not the computation of Nareit-defined FFO unless otherwise noted.

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EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA

EBITDA

EBITDA represents net income or loss, excluding: (i) interest, (ii) income tax expense and (iii) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results. Our management team also uses EBITDA as one measure in determining the value of acquisitions and dispositions.

EBITDAre and Adjusted EBITDAre

EBITDAre is based on EBITDA and is expected to provide additional relevant information about REITs as real estate companies in support of growing interest among generalist investors. EBITDAre is intended to be a supplemental non-GAAP performance measure that is independent of a company’s capital structure and will provide a uniform basis to measure the enterprise value of a company compared to other REITs.

EBITDAre, as defined by Nareit, is calculated as EBITDA, excluding: (i) loss and gains on disposition of property and (ii) asset impairments, if any. We believe EBITDAre is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional non-recurring or certain non-cash items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

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Hotel EBITDA

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, EBITDAre adjusted EBITDAre, and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above, we include a quantitative reconciliation of EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss) and operating income (loss).

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